FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report :  July 24, 1998

                             American Skiing Company
             (Exact name of registrant as specified in its charter)
                             -----------------------------

                        Commission File Number 333-33483
                          -----------------------------

         Maine                                         04-3373730
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

P.O. Box 450
Bethel, Maine                                                 04217
(Address of principal executive office)                       (Zip Code)


                                                  (207) 824-8100
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
 (Former name, former address and former fiscal year, if changed since last report.)

Item 5. Other Events

         On July 22, 1998, American Skiing Company and Marriott Vacation Club International, a subsidiary of Marriott International, Inc. entered into a joint venture to develop luxury vacation ownership properties at five of the alpine resorts owned by the American Skiing Company. This is the first time a major vacation ownership company has partnered with a major alpine ski resort operating company, according to Marriott officials.

         The multi-million dollar joint venture consists of select land purchases by Marriott at American Skiing Company alpine resorts. American Skiing Company grants Marriott exclusive vacation ownership (timeshare) development and marketing rights at its nine resorts. Five initial sites, each consisting of 200 luxury villas offering weekly vacation ownership increments, are planned for development by Marriott: Killington in Vermont, Sunday River in Maine, Steamboat in Colorado, The Canyons in Utah, and Heavenly in California. Additional land purchases at four other alpine resorts are planned in the future.

         American Skiing Company also reported that as a result of GAAP accounting rules, it is still unclear if revenue from the transaction will be recognized within the fourth quarter. Consequently, the Company's fourth-quarter results may be affected. At a minimum, the Company will record $1.6 million in cash and a $6.4 million note receivable on its balance sheet in the fourth quarter due to this transaction.


                                    Exhibits

     Included herewith is the Purchase and Development Agreement by and among American Skiing Company, American Skiing Company Resort Properties, Inc. and Marriott Ownership Resorts, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     AMERICAN SKIING COMPANY


Dated:  July 24, 1998                         By:     /s/  Thomas M. Richardson
                                                   ----------------------------
                                                 Name:  Thomas M. Richardson
                                                 Title:  Chief Financial Officer


                                              By:    /s/  Christopher E. Howard
                                                   ----------------------------
                                                   Name:  Christopher E. Howard
                                                   Title:  Chief Administrative
                                                           Officer



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